Exhibit 99.1
Insperity Announces Fourth Quarter and Full Year 2025 Results
HOUSTON – February 10, 2026 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended December 31, 2025. Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and our 2026 outlook and will be posting an accompanying presentation to our investor website at http://ir.insperity.com.
•Q4 revenues up 3% year-over-year
•Q4 average paid WSEEs up 1% to 312,377
•Q4 net loss of $33 million; adjusted EBITDA of $(13) million
•Q4 diluted EPS of $(0.88); adjusted EPS of $(0.60)
•2025 average paid WSEEs up 1% to 310,089
•2025 net loss of $7 million; adjusted EBITDA of $131 million
•2025 diluted EPS of $(0.19); adjusted EPS of $1.03
•Return to shareholders of $109 million during 2025 through the repurchase of 232,000 shares at a cost of $19 million and $90 million in cash dividends
Fourth Quarter Results
“We accomplished the key objective of our year-end transition with a step up in gross profit margin, which we believe positions the company for a significant recovery in profitability this year,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “As we enter 2026, we plan to continue emphasizing margin and profit recovery while regaining our growth momentum, which we expect will be achieved through HR360 sales and retention initiatives and the roll out of HRScale.”
The average number of worksite employees (“WSEE”) paid per month increased 1% from Q4 2024 to 312,377 WSEEs. Revenues in Q4 2025 increased 3% to $1.7 billion on a 2% increase in revenue per WSEE on higher pricing and the increase in paid WSEEs.
Gross profit decreased 21% to $172 million in Q4 2025 from $218 million in Q4 2024 due primarily to continued elevated benefits costs, partially offset by increased pricing. The elevated benefits costs were driven by inpatient, outpatient, and pharmacy trends, as well as frequency of large claim activity.
Operating expenses decreased 6% to $218 million in Q4 2025 from $233 million in Q4 2024. Operating expenses included $10 million in Q4 2025 and $19 million in Q4 2024 related to our Workday strategic partnership. In addition, we incurred $3 million in Q4 2025 related to accelerated lease costs associated with the consolidation of sales offices.
Reported net loss was $33 million and diluted EPS was $(0.88). Adjusted EBITDA and adjusted EPS were $(13) million and $(0.60), respectively.
“We confronted the profitability challenges in 2025 and have taken significant steps designed to produce margin recovery through pricing and client selection, our new contract and plan design changes with UnitedHealthcare, and operating expense efficiencies,” said James D. Allison, executive vice president of finance, chief financial officer and treasurer. “We plan to continue executing our strategy throughout 2026, furthering our efforts to drive a meaningful increase in adjusted EBITDA.”
Full Year Results
The average number of WSEEs paid per month increased 1% from 2024 to 310,089 WSEEs. Revenues increased by 4% to $6.8 billion on a 3% increase in revenue per WSEE and the increase in paid WSEEs.
Gross profit decreased 14% to $900 million primarily due to unfavorable results in our benefits program, partially offset by increased pricing.

Operating expenses declined 3% to $910 million as compared to 2024. Operating expenses included $48 million for our Workday strategic partnership in 2025.
Reported net loss and diluted EPS were $7 million and $(0.19), respectively. Adjusted EBITDA and adjusted EPS were $131 million and $1.03, respectively.
Cash outlays in 2025 included the repurchase of approximately 232,000 shares of our common stock at a cost of $19 million, dividends totaling $90 million, and capital expenditures of $31 million. Adjusted cash at December 31, 2025 totaled $57 million and we had outstanding borrowings of $370 million under our $750 million credit facility.
2026 Guidance
The company also announced its guidance for 2026, including the first quarter of 2026. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2026			Full Year 2026

Average WSEEs paid	303,000	—	305,000	305,400	—	314,700
Year-over-year increase (decrease)	(1.0)%	—	(0.3)%	(1.5)%	—	1.5%

Adjusted EPS[1]	$1.03	—	$1.50	$1.69	—	$2.72
Year-over-year increase (decrease)	(34)%	—	(4)%	64%	—	164%

Adjusted EBITDA (in millions)	$81	—	$111	$170	—	$230
Year-over-year increase (decrease)	(21)%	—	9%	30%	—	76%
1 Adjusted EPS includes an effective tax rate of 39% for Q1 2026 and 34% for the full year 2026.
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and restructuring charge.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs, non-cash stock-based compensation, and restructuring charge.
Conference Call and Webcast
Insperity will be hosting a conference call today at 5:00 p.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 397771. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. number 53550. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering a suite of the most comprehensive, scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need to drive performance and growth. With 2025 revenues of $6.8 billion and sales and service operations throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, including our strategic partnership with Workday, Inc.; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•disallowance of employee retention tax credits under certain COVID-19 relief programs;
•bank failures or other events affecting financial institutions;
•labor shortages, increasing competition for highly skilled workers, and evolving employee expectations regarding the workplace;
•impact of inflation and changes in U.S. trade policy;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•impact of a future outbreak of highly infectious or contagious disease;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends;
•financial solvency of workers’ compensation carriers, other insurers or financial institutions;
•the ability to adjust service fees for increases in state and local taxes, including state unemployment tax rates;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•disruption from healthcare reform or the inability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the professional employer organization (or PEO) industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;
•our ability to fully realize the anticipated benefits of our strategic partnership and joint solution with Workday, Inc.; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisitions, strategic partnerships, and investments.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
(in millions)

Assets
Cash and cash equivalents	$642	$1,039
Restricted cash	82	69
Marketable securities	18	16
Accounts receivable, net	826	829
Prepaid insurance and related assets	6	25
Income taxes receivable	29	—
Other current assets	119	107
Total current assets	1,722	2,085
Property and equipment, net	177	192
Right-of-use leased assets	63	65
Deposits and prepaid health insurance	165	195
Goodwill and other intangible assets, net	13	13
Deferred income taxes, net	22	34
Other assets	41	13
Total assets	$2,203	$2,597

Liabilities and stockholders' equity
Accounts payable	$6	$10
Payroll taxes and other payroll deductions payable	544	901
Accrued worksite employee payroll cost	764	730
Accrued health insurance costs	30	19
Accrued workers’ compensation costs	84	71
Accrued corporate payroll and commissions	78	82
Other accrued liabilities	114	117
Total current liabilities	1,620	1,930
Accrued workers’ compensation costs, net of current	102	135
Long-term debt	369	369
Operating lease liabilities, net of current	66	66
Total noncurrent liabilities	537	570
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	257	222
Treasury stock, at cost	(850)	(864)
Retained earnings	638	738
Total stockholders' equity	46	97
Total liabilities and stockholders’ equity	$2,203	$2,597

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change

Operating results:
Revenues(1)	$1,668	$1,613	3%	$6,812	$6,581	4%
Payroll taxes, benefits and workers’ compensation costs	1,496	1,395	7%	5,912	5,529	7%
Gross profit	172	218	(21)%	900	1,052	(14)%
Salaries, wages and payroll taxes	122	128	(5)%	518	521	(1)%
Stock-based compensation	14	14	—	61	61	—
Commissions	11	13	(15)%	45	47	(4)%
Advertising	10	10	—	38	38	—
General and administrative expenses	49	57	(14)%	203	224	(9)%
Depreciation and amortization	12	11	9%	45	44	2%
Total operating expenses	218	233	(6)%	910	935	(3)%
Operating income (loss)	(46)	(15)	(207)%	(10)	117	(109)%
Other income (expense):
Interest income	6	9	(33)%	30	37	(19)%
Interest expense	(6)	(7)	14%	(24)	(28)	14%
Income (loss) before income tax (benefit) expense	(46)	(13)	(254)%	(4)	126	(103)%
Income tax (benefit) expense	(13)	(4)	(225)%	3	35	(91)%
Net income (loss)	$(33)	$(9)	(267)%	$(7)	$91	(108)%

Net income (loss) per share of common stock
Basic	$(0.88)	$(0.22)	(300)%	$(0.19)	$2.44	(108)%
Diluted	$(0.88)	$(0.22)	(300)%	$(0.19)	$2.42	(108)%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024

Gross billings	$12,134	$11,617	$45,565	$43,752
Less: WSEE payroll cost	10,466	10,004	38,753	37,171
Revenues	$1,668	$1,613	$6,812	$6,581

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change

Average WSEEs paid	312,377	309,093	1%	310,089	307,261	1%

Statistical data (per WSEE per month):
Revenues(1)	$1,780	$1,739	2%	$1,831	$1,785	3%
Gross profit	184	235	(22)%	242	285	(15)%
Operating expenses	233	251	(7)%	245	253	(3)%
Operating income (loss)	(49)	(16)	(206)%	(3)	32	(109)%
Net income (loss)	(35)	(10)	(250)%	(2)	25	(108)%
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(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended December 31,		Year Ended December 31,
(per WSEE per month)	2025	2024	2025	2024

Gross billings	$12,948	$12,528	$12,245	$11,866
Less: WSEE payroll cost	11,168	10,789	10,414	10,081
Revenues	$1,780	$1,739	$1,831	$1,785

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost	Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.	Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.
Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation, and • restructuring charge.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation, and • restructuring charge.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation, and • restructuring charge.

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended December 31,				Year Ended December 31,
(in millions, except per WSEE per month)	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$10,466	$11,168	$10,004	$10,789	$38,753	$10,414	$37,171	$10,081
Less: Bonus payroll cost	1,839	1,962	1,690	1,823	5,516	1,482	5,101	1,383
Non-bonus payroll cost	$8,627	$9,206	$8,314	$8,966	$33,237	$8,932	$32,070	$8,698
Payroll cost % change period over period	5%	4%	2%	4%	4%	3%	1%	3%
Non-bonus payroll cost % change period over period	4%	3%	2%	4%	4%	3%	1%	3%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in millions)	December 31, 2025	December 31, 2024

Cash, cash equivalents and marketable securities	$660	$1,055
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	468	830
Client prepayments	135	91
Adjusted cash, cash equivalents and marketable securities	$57	$134
Following is a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in millions, except per WSEE per month)	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income (loss)	$(33)	$(35)	$(9)	$(10)	$(7)	$(2)	$91	$25
Income tax (benefit) expense	(13)	(14)	(4)	(4)	3	1	35	8
Interest expense	6	6	7	8	24	7	28	8
Amortization of SaaS implementation costs	1	1	4	4	5	1	11	3
Depreciation and amortization	12	13	11	12	45	12	44	12
EBITDA	(27)	(29)	9	10	70	19	209	56
Stock-based compensation	14	15	14	15	61	16	61	17
Adjusted EBITDA	$(13)	$(14)	$23	$25	$131	$35	$270	$73
Net income (loss) % change period over period	(267)%	(250)%	(147)%	(150)%	(108)%	(108)%	(47)%	(46)%
Adjusted EBITDA % change period over period	(157)%	(156)%	(59)%	(58)%	(51)%	(52)%	(24)%	(22)%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024

Net income (loss)	$(33)	$(9)	$(7)	$91
Non-GAAP adjustments:
Stock-based compensation	14	14	61	61
Tax effect	(3)	(4)	(15)	(17)
Total non-GAAP adjustments, net	11	10	46	44
Adjusted net income (loss)	$(22)	$1	$39	$135
Net income (loss) % change period over period	(267)%	(147)%	(108)%	(47)%
Adjusted net income (loss) % change period over period	—	(97)%	(71)%	(36)%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
(amounts per share)	2025	2024	2025	2024

Diluted EPS	$(0.88)	$(0.22)	$(0.19)	$2.42
Non-GAAP adjustments:
Stock-based compensation	0.37	0.37	1.62	1.61
Tax effect	(0.09)	(0.10)	(0.40)	(0.45)
Total non-GAAP adjustments, net	0.28	0.27	1.22	1.16
Adjusted EPS	$(0.60)	$0.05	$1.03	$3.58
Diluted EPS % change period over period	(300)%	(142)%	(108)%	(46)%
Adjusted EPS % change period over period	—	(93)%	(71)%	(35)%

NON-GAAP FINANCIAL MEASURES

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2026 guidance:

	Q1 2026	Full Year 2026
(in millions, except per share amounts)	Guidance	Guidance

Net income	$22 – $40	$18 – $57
Income tax expense	19 – 31	18 – 39
Interest expense	5	22
SaaS implementation amortization	1	9
Depreciation and amortization	11	41
EBITDA	58 – 88	108 – 168
Stock-based compensation	14	53
Restructuring charge	9	9
Adjusted EBITDA	$81 – $111	$170 – $230

Diluted EPS	$0.57 – $1.04	$0.47 – $1.50
Non-GAAP adjustments:
Stock-based compensation	0.37	1.39
Restructuring charge	0.24	0.24
Total non-GAAP adjustments	0.61	1.63
Tax effect	(0.15)	(0.41)
Total non-GAAP adjustments, net	0.46	1.22
Adjusted EPS	$1.03 – $1.50	$1.69 – $2.72